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                                                                     Exhibit 21

                     Subsidiaries of Blyth Industries, Inc.

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

   Name                                                 Jurisdiction of Organization
   ----                                                 ----------------------------
1.  Candle Corporation Worldwide, Inc.                          Delaware

2.  PartyLite Gifts, Inc.                                       Delaware

3.  Candle Corporation of America                               New York

4.  Aromatic Industries, Inc.                                   California

5.  PartyLite Gifts Ltd.                                        Canada

6.  Candle Corporation of America Hong Kong Limited             Hong Kong

7.  PartyLite Ireland Limited                                   Ireland

8.  PartyLite GMBH                                              Germany

9.  JMC Holdings, Inc.                                          Delaware

10. Jeanmarie Creations, Inc.                                   Oklahoma

11. Blyth Industries, Ltd.                                      Barbados

12. PartyLite U.K., Ltd.                                        England

13. FVB, Inc.                                                   Delaware

14. Fabrica de Velas Borinquen, Inc.                            Illinois

15. New Ideas International, Inc.                               Delaware

16. CCW Manufacturing Limited                                   England

17. Eclipse Candles Limited                                     England

18. PartyLite SA                                                Switzerland

19. PartyLite Trading SA                                        Switzerland

20. PartyLite BV                                                Netherlands

21. PartyLite Handelsgesellschaft m.b.H.                        Austria

22. Endar de Mexico SA                                          Mexico

23. Endar Corp.                                                 California


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     Blyth Industries, Inc. also owns 50% of the capital stock of Colony Gift
Corporation Limited, a corporation organized under the laws of England.